Exhibit 99.1

Press Release

Albemarle Corporation announces expiration of Hart-Scott-Rodino waiting period for proposed acquisition of Rockwood Holdings

(BATON ROUGE, La.) September 10, 2014 – Albemarle Corporation (NYSE: ALB, “Albemarle”) today announced the expiration of the waiting period for U.S. antitrust review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR) in connection with the company’s previously announced acquisition of Rockwood Holdings, Inc. (NYSE: ROC, “Rockwood”). The waiting period expired at 11:59 P.M. Eastern Daylight Time on September 8, 2014.

“This is another important step as we continue to make progress towards completion of the transaction with Rockwood to create a premier specialty chemicals company,” said Albemarle’s president and CEO Luke Kissam.

Transaction Details

As announced on July 15, 2014, Albemarle and Rockwood have entered into a definitive agreement under which Albemarle will acquire all of the outstanding common shares of Rockwood in a cash and stock transaction. Under the terms of the transaction, each outstanding share of Rockwood common stock will be exchanged for $50.65 in cash and 0.4803 of a share of Albemarle common stock.

The transaction remains subject to certain other closing conditions, including the receipt of foreign antitrust clearances and approval by the Albemarle and Rockwood shareholders. The transaction is currently expected to close in the first quarter of 2015.

About Albemarle

Albemarle Corporation, headquartered in Baton Rouge, Louisiana, is a leading global developer, manufacturer and marketer of highly engineered specialty chemicals for consumer electronics, petroleum refining, utilities, packaging, construction, automotive/transportation, pharmaceuticals, crop protection, food-safety and custom chemistry services. The Company is committed to global sustainability and is advancing its eco-practices and solutions in its two global business units: Performance Chemicals and Catalyst Solutions. Corporate Responsibility Magazine selected Albemarle to its prestigious “100 Best Corporate Citizens” list for 2010, 2011 and 2013. Albemarle employs approximately 3,900 people and serves customers in approximately 100 countries. Albemarle regularly posts information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, Regulation G reconciliations, SEC filings, and other information regarding the Company, its businesses and the markets we serve.

Forward-Looking Statements

Some of the information presented in this press release, including, without limitation, statements with respect to the proposed transaction between Albemarle and Rockwood and the anticipated

Albemarle Corporation 451 Florida Street Baton Rouge, Louisiana, USA

Press Release

consequences and benefits of the transaction, the targeted close date for the transaction, and all other information relating to matters that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ materially include, without limitation: the receipt and timing of necessary regulatory approvals; the ability to finance the transaction; the ability of Albemarle to successfully operate and integrate Rockwood’s operations and realize estimated synergies; and the other factors detailed from time to time in the reports Albemarle files with the Securities and Exchange Commission (“SEC”), including those described under “Risk Factors” in the preliminary joint proxy statement/prospectus filed by Albemarle and Rockwood in connection with the transaction, and in Albemarle’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this communication. Albemarle expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Albemarle’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Other Important Information

In connection with the proposed transaction, Albemarle and Rockwood have filed with the SEC a Registration Statement on Form S-4 (the “Registration Statement”), which includes the preliminary joint proxy statement of Albemarle and Rockwood and which also constitutes a preliminary prospectus of Albemarle. The information in the preliminary joint proxy statement/prospectus is not complete and may be changed. The definitive joint proxy statement/prospectus will be mailed to stockholders of Albemarle and Rockwood after the Registration Statement is declared effective by the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the Registration Statement and joint proxy statement/prospectus, as well as other documents filed by Albemarle and Rockwood, at the SEC’s website (www.sec.gov). Copies of the Registration Statement and joint proxy statement/prospectus and the SEC filings that will be incorporated by reference therein may also be obtained for free by directing a request to either: Albemarle Corporation, 451 Florida Street, Baton Rouge, Louisiana 70801, USA, Attention: Investor Relations, Telephone: +1 (225) 388-7322, or to Rockwood Holdings, Inc., 100 Overlook Center, Princeton, New Jersey 08540, USA, Attn: Investor Relations, Telephone +1 (609) 524-1101.

Albemarle, Rockwood, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Albemarle’s directors and executive officers is available in its proxy statement filed with the SEC by Albemarle on March 28, 2014, and information regarding Rockwood’s directors and executive officers is available in its proxy statement filed with the SEC by Rockwood on March 28, 2014.

Albemarle Corporation 451 Florida Street Baton Rouge, Louisiana, USA

Press Release

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Registration Statement and the joint proxy statement/prospectus (or will be contained in any amendments or supplements thereto and in other relevant materials to be filed with the SEC, when they become available). These documents can be obtained free of charge from the sources indicated above.

Media Contact: Ashley Mendoza, (225) 388-7137, Ashley.Mendoza@albemarle.com

Investor Relations Contact: Lorin Crenshaw, (225) 388-7322, Lorin.Crenshaw@albemarle.com

Albemarle Corporation 451 Florida Street Baton Rouge, Louisiana, USA